                                  EXHIBIT 99.5

       FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP SECOND STEP TRANSACTION
                               MARKETING MATERIALS

                              TABLE OF CONTENTS(1)

CORRESPONDENCE
--------------
Letter to Certain Voting Record Date Borrowers and Depositors (eligible to vote and buy)
Letter to Closed Deposit Accountholders (eligible to buy, not vote)
Letter to Voting Record Date Public Stockholders
Potential Investor Letter (Call-In Community Members)
Ryan Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Customer Vote Reminder Proxygram for Plan of Conversion Vote - #1
Customer Vote Reminder Proxygram for Plan of Conversion Vote - #2


ADVERTISEMENTS
--------------
Tombstone Newspaper Advertisement  (OPTIONAL - REQUIRES A COMMUNITY OFFERING BE
  UNDERWAY)
Lobby Posters:
  Vote
  -or-
  Vote and Offering (optional)
Bank Statement Vote Reminder (optional)
Stock Information Center Location Poster


FORMS
-----
Stock Order Form
Stockholder Proxy Card - Not included.  Drafted by counsel.
Customer Proxy Card - Not included. Drafted by counsel.

OTHER
-----
Questions & Answers Brochure
Map
Envelopes

---------------
(1)  DOES NOT INCLUDE 401(K) OFFERING MATERIALS.

NOTE: POST-CLOSING, THERE WILL BE A MAILING OF EXCHANGE DOCUMENTS TO ALPENA BANCSHARES, INC. REGISTERED STOCKHOLDERS, REQUESTING THEIR "OLD" STOCK CERTIFICATES BEFORE NEW CERTIFICATES WILL BE MAILED TO THEM BY THE EXCHANGE AGENT. COUNSEL WILL DRAFT THE EXCHANGE DOCUMENTS. STREET NAME SHARES ARE AUTOMATICALLY EXCHANGED UPON THE CLOSING. NO STOCKHOLDER ACTION IS NEEDED.

NOTE: COMMUNITY MEETINGS FOR POTENTIAL INVESTORS ARE NOT ANTICIPATED.

NOTE: SUBJECT TO CHANGES IN MARKET CONDITIONS BEFORE THE OFFERING COMMENCES, WE WILL NOT DECIDE WHETHER/WHEN TO CONDUCT A COMMUNITY OFFERING UNTIL AFTER THE SUBSCRIPTION OFFERING HAS COMMENCED. THEREFORE, WE WILL RESPOND TO COMMUNITY MEMBER REQUESTS FOR OFFERING MATERIALS ONLY IF/WHEN A COMMUNITY OFFERING HAS STARTED. WE MAY, NONETHELESS, CHOOSE TO MAIL STOCK ORDER FORMS TO REGISTERED STOCKHOLDERS WITH THEIR PROSPECTUS AND PROXY STATEMENT.

LETTER TO VOTING CUSTOMERS
[FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP LETTERHEAD]


Dear Valued Customer:

I am pleased to tell you about an opportunity to invest in First Federal of Northern Michigan Bancorp, Inc. and, just as importantly, to request your vote on two proposals. Pursuant to a Plan of Conversion and Reorganization (the "Plan"), First Federal of Northern Michigan Bancorp, Inc. (the "Company") will become the parent company of First Federal of Northern Michigan, and our organization will convert from the partially public to the fully public corporate form, through the sale of shares of common stock of First Federal of Northern Michigan Bancorp, Inc. (the "Conversion"). Upon the conclusion of the Conversion and related stock offering, the Company will be 100% owned by stockholders, including the non-profit charitable foundation we propose to establish and fund with cash and common stock.

THE PROXY VOTE
--------------
We have received conditional regulatory approval to implement the Plan and to establish a charitable foundation, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors and eligible borrowers. YOUR VOTE IS IMPORTANT TO US - NOT RETURNING YOUR ENCLOSED PROXY CARD(S) HAS THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSALS. To cast your vote, please sign each Proxy Card enclosed and return the card(s) in the Proxy Reply Envelope provided. Our Board of Directors urges you to vote "FOR" the Plan and "FOR" the establishment and funding of the charitable foundation. PLEASE NOTE:

     o Voting does not obligate you to purchase shares of common stock in our offering.
     o There will be no change to account numbers, interest rates orother terms of your deposit accounts or loans at our Bank, and your deposits will continue to be insured by the FDIC, up to the maximum legal limits.
     o Our management and staff will continue to serve you, and we will continue to operate as an independent, community-oriented bank.

THE STOCK OFFERING
------------------
We are offering shares of common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the stock offering. AS AN ELIGIBLE FIRST FEDERAL OF NORTHERN MICHIGAN DEPOSITOR OR BORROWER, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY SHARES OF THE COMPANY'S COMMON STOCK IN THE STOCK OFFERING, BEFORE THEY ARE OFFERED FOR SALE TO THE PUBLIC. Before making an investment decision, carefully review the information in the enclosed Prospectus, including the section entitled "Risk Factors." If you are interested in submitting a purchase order for shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Payment may be in the form of check, money order or authorization to withdraw funds (without early withdrawal penalty) from your deposit accounts at our Bank. If you wish to purchase stock with funds you have in an IRA, call the Stock Information Center promptly, because IRA related procedures require additional processing time. STOCK ORDER FORMS MUST BE RECEIVED (NOT POSTMARKED) NO LATER THAN 10:00 A.M., ALPENA, MICHIGAN TIME, ON _______ __, 2005.

If you have questions about the offering, refer to the enclosed Prospectus and Questions & Answers Brochure. For questions regarding voting, refer to the enclosed Proxy Statement. You may also call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a stockholder of First Federal of Northern Michigan Bancorp, Inc., and I thank you for your continued support as a customer of our Bank.

Sincerely,

Martin A. Thomson
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                                   QUESTIONS?
               CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
    FROM 9:30 A.M. TO 4:00 P.M., ALPENA, MICHIGAN TIME, MONDAY THROUGH FRIDAY

LETTER TO CLOSED DEPOSIT ACCOUNTHOLDERS (CAN BUY, NOT VOTE)
[FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. LETTERHEAD]




Dear Friend:

I am pleased to tell you about an investment opportunity. First Federal of Northern Michigan Bancorp, Inc., formed to be the parent company of First Federal of Northern Michigan, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in the offering.

OUR RECORDS INDICATE THAT YOU WERE A FIRST FEDERAL OF NORTHERN MICHIGAN DEPOSITOR AT THE CLOSE OF BUSINESS ON OCTOBER 31, 2003 OR DECEMBER 31, 2004 WHO SUBSEQUENTLY CLOSED YOUR ACCOUNT(S). AS SUCH, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY SHARES OF COMMON STOCK IN THE OFFERING BEFORE THEY ARE OFFERED FOR SALE TO THE GENERAL PUBLIC.

Before making an investment decision, carefully review the information in the enclosed Prospectus including the section entitled "Risk Factors." If you are interested in submitting a purchase order for shares of common stock of First Federal of Northern Michigan Bancorp, Inc., complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. If you wish to purchase stock with funds you have in an IRA, call the Stock Information Center promptly, because IRA related procedures require additional processing time. STOCK ORDER FORMS MUST BE RECEIVED (NOT POSTMARKED) NO LATER THAN 10:00 A.M., ALPENA, MICHIGAN TIME, ON _______, 2005.

Sincerely,



Martin A. Thomson
President and Chief Executive Officer




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------------------------------------------------------------------

                                   QUESTIONS?
               CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
    FROM 9:30 A.M. TO 4:00 P.M., ALPENA, MICHIGAN TIME, MONDAY THROUGH FRIDAY

LETTER TO ALPENA BANCSHARES PUBLIC STOCKHOLDERS (REGISTERED AND STREET NAME) [ALPENA BANCSHARES, INC. LETTERHEAD]




Dear Stockholder:

We are soliciting stockholder votes regarding (a) the second-step conversion of Alpena Bancshares, M.H.C. from mutual to stock form and (b) the establishment of a non-profit charitable foundation that we propose to fund with cash and shares of common stock. Pursuant to a Plan of Conversion and Reorganization (the "Plan"), First Federal of Northern Michigan Bancorp, Inc. (the "Company") will succeed Alpena Bancshares, Inc. as the parent company of First Federal of Northern Michigan, and our organization will convert from the partially public to the fully public corporate form, through the sale of shares of common stock of the Company. Upon the conclusion of the Conversion and related stock offering, the Company will be 100% owned by stockholders, including the charitable foundation.

THE CONVERSION IS AN INTERNAL CORPORATE RESTRUCTURING MEANT TO GIVE US ADDED OPERATING FLEXIBILITY. WE HAVE NEVER BEEN AFFILIATED WITH ANOTHER BANK, AND OUR ORGANIZATION WILL REMAIN INDEPENDENT AFTER THE CONVERSION. WE BELIEVE THE HOLDING COMPANY'S NAME CHANGE FROM ALPENA BANCSHARES, INC. TO FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. BETTER REFLECTS OUR MARKET AREA, WHICH HAS EXPANDED BEYOND OUR LOCAL REGION.

THE PROXY VOTE
--------------
We have received conditional regulatory approval to implement the Plan, however we must also receive the approval of our stockholders. Enclosed are a Proxy Statement and a Prospectus describing the proposals before our stockholders. PLEASE PROMPTLY VOTE THE ENCLOSED PROXY CARD. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN AND "FOR" THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

THE EXCHANGE
------------
At the conclusion of the offering, your current shares of Alpena Bancshares, Inc. common stock will be exchanged for new shares of common stock of the Company. The number of new shares of Company common stock that you receive will be based on an exchange ratio that is described in the Prospectus. Shortly after the completion of the Conversion and offering, we will send a transmittal form to each stockholder who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your current shares. PLEASE DO NOT DELIVER YOUR CERTIFICATE(S) BEFORE YOU RECEIVE THE TRANSMITTAL FORM. Shares that are held in street name (in a brokerage account) will be converted automatically at the conclusion of the offering; no action or documentation is required of you.

THE STOCK OFFERING
------------------
We are offering shares of common stock for sale at $10.00 per share. The shares are currently being offered in a Subscription Offering to First Federal of Northern Michigan's eligible depositors and borrowers. If all shares are not subscribed for in the Subscription Offering, we may choose to offer the shares in a Community Offering to Alpena Bancshares, Inc.'s public stockholders and others not eligible to place orders in the Subscription Offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at the number below. The Community Offering, if any, may commence during the Subscription Offering. The stock offering period is expected to end on _____ __, 2005. [NOTE: THIS LETTER ASSUMES NO ORDER FORM IS ENCLOSED. IT IS POSSIBLE TO INCLUDE ORDER FORMS, BUT ONLY FOR REGISTERED HOLDERS. BROKERAGES WILL NOT MAIL ORDER FORMS WITH THE PROXY MATERIAL.]

Existing publicly held shares of Alpena Bancshares, Inc.'s common stock trade over the counter on the OTC Bulletin Board under the symbol "ALPN." When the offering concludes, First Federal of Northern Michigan Bancorp, Inc. common stock will trade on the Nasdaq National Market, under the symbol "_____."

Sincerely,

Martin A. Thomson
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS RELATING TO THE STOCK OFFERING. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------------------------------------------------------------------

                                   QUESTIONS?
               CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
    FROM 9:30 A.M. TO 4:00 P.M., ALPENA, MICHIGAN TIME, MONDAY THROUGH FRIDAY

LETTER TO POTENTIAL INVESTORS (CALL-IN COMMUNITY MEMBERS)
[FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. LETTERHEAD]

THIS LETTER IS FOR "CALL-INS". WE WILL GRANT REQUESTS FOR OFFERING MATERIALS IF/WHEN WE COMMENCE A COMMUNITY OFFERING.




Dear Friend:

I am pleased to tell you about an investment opportunity. First Federal of Northern Michigan Bancorp, Inc., formed to be the parent company of First Federal of Northern Michigan, is offering shares of its common stock for sale in an initial public stock offering at a price of $10.00 per share. There will be no sales commission charged to purchasers in the offering.

Before making an investment decision, carefully review the information in the enclosed Prospectus including the section entitled "Risk Factors." If you are interested in submitting a purchase order for shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. STOCK ORDER FORMS MUST BE RECEIVED (NOT POSTMARKED) NO LATER THAN 10:00 A.M., ALPENA, MICHIGAN TIME, ON _______ __, 2005. If you wish to purchase stock with funds you have in an IRA, call the Stock Information Center promptly, because IRA related procedures require additional processing time.


Sincerely,



Martin A. Thomson
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------------------------------------------------------------------

                                   QUESTIONS?
               CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
    FROM 9:30 A.M. TO 4:00 P.M., ALPENA, MICHIGAN TIME, MONDAY THROUGH FRIDAY

RYAN BECK "BROKER DEALER" LETTER
[RYAN BECK LETTERHEAD]




                                                     Ryan Beck Logo Here (27 PT)


Dear Sir/Madam:

At the request of First Federal of Northern Michigan Bancorp, Inc., we are enclosing materials regarding the offering of shares of First Federal of Northern Michigan Bancorp, Inc. common stock. Included in this package is a Prospectus and Questions & Answers Brochure describing the stock offering.

Ryan Beck & Co., Inc. has been retained by First Federal of Northern Michigan Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,


RYAN BECK & CO.


(smaller than 27 PT)




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------------------
NOTE: TO ACCOMPANY EACH OF THE FOUR OF THE PRECEDING LETTERS.

STOCK ORDER ACKNOWLEDGEMENT LETTER
[FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. LETTERHEAD]
[imprinted with name & address of subscriber]

Date

                           STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of First Federal of Northern Michigan Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately entered your order information into our system. If any information does not agree with your records, please call our Stock Information Center at (___) ___-____ , from 9:30 a.m. to 4:00 p.m., Alpena, Michigan time, Monday through Friday.
Refer to the batch and order number listed below when contacting us.

--------------------------------------------------------------------------------
ORDER INFORMATION:
------------------
BATCH #:   _____
ORDER #:   _____
NO. OF SHARES REQUESTED:   _________
OFFERING CATEGORY:  _________(SUBJECT TO VERIFICATION; SEE DESCRIPTIONS BELOW)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
STOCK REGISTRATION:
-------------------
NAME 1
NAME 2
NAME 3
ADDRESS1
ADDRESS2
CITY, STATE, ZIP
OWNERSHIP TYPE:
SOCIAL SECURITY #/TAX ID#: ___-__-____
--------------------------------------------------------------------------------

THIS LETTER ACKNOWLEDGES ONLY THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED. IT DOES NOT GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. SHARE ALLOCATION PROCEDURES AND PURCHASE LIMITATIONS ARE DESCRIBED IN THE FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. PROSPECTUS DATED __________, 2005, STARTING ON PAGE __.

The offering period ends at 10:00 a.m. Alpena, Michigan time, on _______ __, 2005. We are required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,
FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

--------------------------------------------------------------------------------

OFFERING CATEGORY DESCRIPTION:

     1. First, to Depositors with accounts at First Federal of Northern Michigan with aggregate balances of at least $50.00 at the close of business on October 31, 2003;
     2. Second, to First Federal of Northern Michigan's employee stock ownership plan;
     3. Third, to depositors with accounts at First Federal of Northern Michigan with aggregate balances of at least $50.00 at the close of business on December 31, 2004;
     4. Fourth, to depositors of First Federal of Northern Michigan at the close of business on _______, 2005 and to borrowers of First Federal of Northern Michigan as of November 4, 1994 whose borrowings remained outstanding at the close of business on _______, 2005;
     5. GENERAL PUBLIC - Residents of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle Counties, MI;
     6. GENERAL PUBLIC - Alpena Bancshares, Inc. stockholders at the close of business on January 31, 2005;
     7.   GENERAL PUBLIC -- Other

NOTE: PRINTED AND MAILED IN THE STOCK INFORMATION CENTER AFTER AN ORDER IS PROCESSED.

STOCK CERTIFICATE MAILING LETTER

Dear Stockholder:

I would like to thank you for participating in our stock offering. A total of ___________ shares were purchased by investors at a price of $10.00 per share.

Your stock certificate is enclosed. Please review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

                                    BY MAIL:
                          Registrar & Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                                       or
                                    BY PHONE:
                                 (800) 368-5948

If the enclosed stock certificate must be forwarded for reissue, we recommend that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at First Federal of Northern Michigan's passbook savings rate (___ % per annum) from the date your funds were received until ______, 2005. If you paid for your shares by authorizing a withdrawal from a First Federal of Northern Michigan deposit account, that withdrawal has been made. Interest was earned at your account's contractual rate, and was credited to your account to the date of withdrawal, _______, 2005.

First Federal of Northern Michigan Bancorp, Inc. common stock trades on the Nasdaq National Market, under the symbol "_____."

Sincerely,



Martin A. Thomson
President and Chief Executive Officer

PROXYGRAM LETTER #1

THIS REMINDER NOTE ACCOMPANIES A PROXY CARD AND RETURN ENVELOPE SENT TO HIGH VOTE CUSTOMERS SHORTLY AFTER THE INITIAL MAILING. FOR A SECOND REMINDER, WE MAY USE THE ONE ON THE NEXT PAGE.

                                 R E M I N D E R
                 Please vote and return the enclosed Proxy Card!
                 -----------------------------------------------

  IF YOU HAVE NOT YET VOTED THE PROXY CARD(S) WE RECENTLY MAILED TO YOU, PLEASE
         VOTE THE ENCLOSED REPLACEMENT PROXY CARD. FOR YOUR CONVENIENCE,
                       WE HAVE ENCLOSED A REPLY ENVELOPE.


NOTE THAT:

o VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING.

o    NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE TWO PROPOSALS.

o YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN AND "FOR" ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

    IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH
                      PROXY RECEIVED. NONE ARE DUPLICATES!

                                   QUESTIONS?

           Please call our Stock Information Center at (___) ___-____, Monday through Friday, 9:30 a.m. to 4:00 p.m., Alpena, Michigan time

                    FIRST FEDERAL OF NORTHERN MICHIGAN [LOGO]

---------------
NOTE: THIS IS PRINTED ON 8 1/2" X 11" YELLOW PAPER.

PROXYGRAM LETTER #2


                   PLEASE VOTE AND RETURN THE ENCLOSED PROXY!

           OUR RECORDS INDICATE WE HAVE NOT RECEIVED THE PROXY CARD(S)
            WE MAILED TO YOU [EARLIER THIS MONTH]. IF YOU ARE UNSURE
              WHETHER YOU VOTED THE PROXY CARD(S), PLEASE VOTE THE
                        ENCLOSED REPLACEMENT PROXY CARD.
                       YOUR VOTE CANNOT BE COUNTED TWICE!

                YOUR BOARD OF DIRECTORS HOPE THAT YOU VOTE "FOR"
         THE PLAN AND "FOR" ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

           NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE TWO
                                   PROPOSALS.

   VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR
          OFFERING, NOR DOES IT AFFECT YOUR DEPOSIT ACCOUNTS OR LOANS.

         IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE
                 VOTE EACH PROXY RECEIVED. NONE ARE DUPLICATES!

                                   THANK YOU!

                                   QUESTIONS?

               CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
      MONDAY THROUGH FRIDAY, 9:30 A.M. TO 4:00 P.M., ALPENA, MICHIGAN TIME

                    FIRST FEDERAL OF NORTHERN MICHIGAN [LOGO]

----------
NOTE:  THIS IS PRINTED ON 8 1/2" X 11" GREEN PAPER.

TOMBSTONE NEWSPAPER ADVERTISEMENT (OPTIONAL - REQUIRES THAT A COMMUNITY OFFERING BE UNDERWAY)




             FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. [LOGO]
          (SUCCESSOR TO ALPENA BANCSHARES, INC. AS HOLDING COMPANY FOR
                       FIRST FEDERAL OF NORTHERN MICHIGAN)


                             UP TO 1,840,000 SHARES
                                  COMMON STOCK




                                      PRICE
                                $10.00 PER SHARE



First Federal of Northern Michigan Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from First Federal of Northern Michigan Bancorp, Inc., without sales commissions or fees, during the offering period.

THIS OFFERING EXPIRES AT 10:00 A.M. ON ________, 2005.

To receive a copy of the Prospectus, call our Stock Information Center at (___) ___-____, Monday through Friday, 9:30 a.m. to 4:00 p.m.




THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OPTION #1
BRANCH LOBBY POSTER - VOTE

NOTE: EITHER THIS NOTICE OR THE FOLLOWING NOTICE SHOULD BE PRINTED BY FIRST FEDERAL OF NORTHERN MICHIGAN AND PLACED IN BRANCHES ON AN EASEL OR ON THE FRONT DOORS OR AT TELLER "WINDOWS".

                                     ^  ^  ^

                          HAVE YOU CAST YOUR VOTE YET?

     We would like to remind customers to vote on our Plan of Conversion and Reorganization and establishment of the Charitable Foundation. Please vote the
                        Proxy Card(s) we mailed to you.

  The Plan of Conversion and Reorganization will not result in changes to your account relationships with the Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

   Voting does not obligate you to purchase First Federal of Northern Michigan
              Bancorp, Inc. common stock during the stock offering.

      Our directors recommend that you join them in voting "FOR" the Plan and "FOR" establishment of the Charitable Foundation.

                                     ^  ^  ^

   IF YOU HAVE QUESTIONS, CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
                 MONDAY THROUGH FRIDAY, 9:30 A.M. TO 4:00 P.M.

        OUR STOCK INFORMATION CENTER IS LOCATED AT OUR EXECUTIVE OFFICES,
                        100 SOUTH SECOND AVENUE, ALPENA

                    FIRST FEDERAL OF NORTHERN MICHIGAN [LOGO]


THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

OPTION # 2
BRANCH LOBBY POSTER - BUY & VOTE

                              TIME IS RUNNING OUT!
           WE ARE CONDUCTING AN OFFERING OF SHARES OF OUR COMMON STOCK

                             UP TO 1,840,000 SHARES
                                  COMMON STOCK

                                $10.00 Per Share

             THIS OFFERING EXPIRES AT 10:00 A.M. ON _______ __, 2005

                                     ^  ^  ^

                          HAVE YOU CAST YOUR VOTE YET?

     We would like to remind customers to vote on our Plan of Conversion and Reorganization and on establishment of the Charitable Foundation. Please vote the Proxy Cards we mailed to you.

                                     ^  ^  ^

  The Plan of Conversion and Reorganization will not result in changes to your account relationships with the Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

   Voting does not obligate you to purchase First Federal of Northern Michigan
             Bancorp, Inc. common stock during the stock offering.

            IF YOU HAVE QUESTIONS ABOUT THE STOCK OFFERING OR VOTING,
               CALL OUR STOCK INFORMATION CENTER AT (___) ___-____
                  MONDAY THROUGH FRIDAY, 9:30 A.M. TO 4:00 P.M.

        OUR STOCK INFORMATION CENTER IS LOCATED AT OUR EXECUTIVE OFFICES,
                         100 SOUTH SECOND AVENUE, ALPENA

                    FIRST FEDERAL OF NORTHERN MICHIGAN [LOGO]


THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

VOTE - BANK STATEMENT REMINDER CLAUSE (OPTIONAL)




In early/late [month], you may have received a large envelope containing proxy card(s) to be used to vote on our proposed Plan of Conversion and Reorganization and establishment and funding of a charitable foundation. If you received proxy cards, but have not voted, please do so. If you have questions about voting, please call our Stock Information Center at (___) ___-____, Monday through Friday, 9:30 a.m. to 4:00 p.m., Alpena, Michigan time. Thank you.


---------------
NOTE: THIS OPTIONAL REMINDER CAN BE PRINTED IN A "NOTICE" SECTION OF BANK STATEMENTS. ALTERNATIVELY, THE STATEMENT CAN INCLUDE A SLIP OF PAPER PRINTED WITH THIS REMINDER.

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HEADQUARTERS LOBBY SIGN


                                   LOOKING FOR

                                       THE

                       FIRST FEDERAL OF NORTHERN MICHIGAN
                                  BANCORP, INC.



                           STOCK INFORMATION CENTER?





                    PLEASE CHECK IN WITH ONE OF OUR TELLERS.

QUESTIONS & ANSWERS BROCHURE



THIS WILL BE INCLUDED IN THE PACKAGE TO CUSTOMERS AND IT WILL BE INCLUDED IN THE STOCKHOLDER PACKAGES, IF ORDER FORMS WILL BE IN THEM.



                   Q&A ABOUT OUR CONVERSION AND STOCK OFFERING

THIS PAMPHLET ANSWERS QUESTIONS ABOUT FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.'S STOCK OFFERING. INVESTING IN SHARES OF COMMON STOCK INVOLVES CERTAIN RISKS. BEFORE MAKING AN INVESTMENT DECISION, PLEASE READ THE ENCLOSED PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION.

GENERAL -- THE CONVERSION
-------------------------
OUR BOARD OF DIRECTORS HAS DETERMINED THAT OUR CONVERSION TO A FULLY PUBLIC STOCK HOLDING COMPANY (THE "CONVERSION") IS IN THE BEST INTEREST OF OUR STOCKHOLDERS, EMPLOYEES, CUSTOMERS AND THE COMMUNITIES WE SERVE.

BACKGROUND -- In 1994, First Federal of Northern Michigan (the "Bank") reorganized into the mutual holding company form of organization. Alpena Bancshares, M.H.C. is a MUTUAL (meaning no stock outstanding) holding company, and Alpena Bancshares, Inc. is a STOCK holding company. A majority (55.4%) of the outstanding shares of Alpena Bancshares, Inc. common stock is owned by Alpena Bancshares, M.H.C. (the "MHC"), while public stockholders own the remainder. Alpena Bancshares, Inc. is the parent company of the Bank.

The Conversion is a change in corporate form. Pursuant to the terms of our Plan of Conversion, our organization will convert to the fully public corporate form. On page ___ of the Prospectus, there are charts of our organizational structure before and after the Conversion.

In connection with the Conversion, we formed First Federal of Northern Michigan Bancorp, Inc. The 55.4% ownership interest of the MHC is being offered for sale through a common stock offering by First Federal of Northern Michigan Bancorp, Inc. Upon the completion of the Conversion and related stock offering, the MHC will cease to exist. As a result of the sale of shares, First Federal of Northern Michigan Bancorp, Inc. will be fully public, 100% owned by stockholders, and it will succeed Alpena Bancshares, Inc. as the Bank's parent company.

In addition to the stock shares to be issued to those who purchase shares in the stock offering, public stockholders of Alpena Bancshares, Inc. at the completion of the Conversion will receive shares of common stock of First Federal of Northern Michigan Bancorp, Inc. in exchange for their existing shares of Alpena Bancshares, Inc. stock. First Federal of Northern Michigan Bancorp, Inc. will also issue common stock to investors in the stock offering and to our proposed charitable foundation.

Q. WHAT ARE THE REASONS FOR THE CONVERSION?
-------------------------------------------
A. The funds generated from the sale of stock will support internal growth and the development of products and services. Our stock holding company structure will increase our flexibility in growing our organization through branch and whole bank acquisitions, as opportunities arise. We believe our competitive position will be enhanced.

Q. WILL CUSTOMERS NOTICE ANY CHANGE IN FIRST FEDERAL OF NORTHERN MICHIGAN'S ---------------------------------------------------------------------------\
DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION?
----------------------------------------------------
A. No. It will be business as usual. Our Bank is not affiliating with another bank. The Conversion is an INTERNAL change to our corporate structure. We are not affiliating with an outside company. There will be no change to our Bank's name, management, staff or branches as a result of the Conversion.

Q. WILL THE CONVERSION AFFECT CUSTOMERS' DEPOSIT ACCOUNTS OR LOANS?
-------------------------------------------------------------------
A. No. The Conversion will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum legal limit. DEPOSIT ACCOUNTS ARE NOT BEING CONVERTED TO STOCK.

THE STOCK OFFERING AND PURCHASING SHARES
----------------------------------------

Q. HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?
-------------------------------------------------------
A. First Federal of Northern Michigan Bancorp, Inc. is offering between 1,360,000 and 1,840,000 shares at $10.00 per share, subject to increase to 2,116,000 shares, depending on market conditions.

Q. WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND COMMUNITY
-------------------------------------------------------------------------------
OFFERING?
---------
A. By regulation, non-transferable rights to buy shares of common stock in a SUBSCRIPTION OFFERING have been granted in the following descending order of priority:

   Priority #1 - First, to depositors with accounts at First Federal of Northern
                 Michigan with aggregate balances of at least $50 at the close of business on October 31, 2003.
   Priority #2 - Second, to First Federal of Northern Michigan's employee stock ownership plan.
   Priority #3 - Third, to depositors with accounts at First Federal of Northern
                 Michigan with aggregate balances of at least $50 at the close of business on December 31, 2004.
   Priority #4 - Fourth, to depositors of First Federal of Northern Michigan at the close of business on January 31, 2005 and to borrowers of First Federal of Northern Michigan at the close of business on November 4, 1994, whose borrowing(s) remained outstanding as of January 31, 2005.

If all shares are not subscribed for in the Subscription Offering, First Federal of Northern Michigan Bancorp, Inc. may choose to offer the shares to the general public in a Community Offering. The COMMUNITY OFFERING, if any, may commence during the Subscription Offering or just after the Subscription Offering concludes.

If a Community Offering is conducted, shares will be offered with a preference given first, to natural persons residing in the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle. Second preference will be granted to Alpena Bancshares, Inc. public stockholders at the close of business on January 31, 2005.

In the event orders are received for more shares than are available for sale in the stock offering, shares will be allocated, as described below.

Q. IS IT POSSIBLE THAT I WILL NOT RECEIVE ANY SHARES?
-----------------------------------------------------
A. Yes. If we receive orders for more shares than we have available to sell, we will be required to allocate shares in the order of priority outlined under the headings "THE CONVERSION - LIMITATIONS ON COMMON STOCK PURCHASES", beginning on page __ of the Prospectus. If we are unable to fill your order, or can only fill your order in part, you will receive a refund of the appropriate amount, with interest. If you paid by check or money order, we will issue you a refund check. If you paid by authorizing withdrawal from your First Federal of Northern Michigan deposit account(s), we will withdraw only the funds necessary to pay for the shares you receive. Unused funds, along with accrued interest, will remain in your account(s).

Q. HOW MAY I PURCHASE SHARES IN THE SUBSCRIPTION OFFERING OR COMMUNITY OFFERING?
--------------------------------------------------------------------------------
A. Shares may only be purchased by completing a stock order form and returning it, with full payment or direct deposit account withdrawal authorization, so that it is RECEIVED (not postmarked) by the offering deadline, 10:00 a.m., Alpena, Michigan time, on _______ __, 2005. STOCK ORDER FORMS MAY NOT BE DELIVERED TO FIRST FEDERAL OF NORTHERN MICHIGAN BRANCHES OR OTHER OFFICES. Delivery of a stock order form may only be made by: (1) mail, using the reply envelope provided, (2) overnight delivery to the Stock Information Center address noted on the stock order form, or (3) hand-delivery to the Stock Information Center, located at First Federal of Northern Michigan Bancorp, Inc.'s executive offices.

Q. I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION
----------------------------------------------------------------------------
OFFERING. MAY I REGISTER THE SHARES IN SOMEONE ELSE'S NAME?
-----------------------------------------------------------
A. On your stock order form, you must register the shares only in the name or names of persons who qualify in your eligibility priority. You may not add the name(s) of persons/entities who qualify in a lower purchase priority than yours.

Q. HOW MAY I PAY FOR THE SHARES?
--------------------------------
A. Payment for shares can be remitted in two ways:
   (1) by personal check, bank check or money order made payable directly to First Federal of Northern Michigan. These will be cashed immediately. First Federal of Northern Michigan line of credit checks and third party checks, however, may not be used as payment for shares.

   (2) authorizing us to withdraw funds from the types of First Federal of Northern Michigan deposit accounts designated on the stock order form section entitled "Method of Payment," which allows you to designate account number(s) and amount(s) to be withdrawn. The amount(s) authorized by you must be available within the designated account(s) at the time you submit the stock order form. A hold will be placed on the dollar amounts authorized, and the funds will not be available to you. First Federal of Northern Michigan will waive early withdrawal penalties for certificate of deposit account funds used to purchase shares.

Q. WILL I EARN INTEREST ON MY FUNDS?
------------------------------------
A. Yes. If you pay by check or money order, you will earn interest at First Federal of Northern Michigan's current passbook savings rate from the day we cash your check or money order until the completion of the offering, when we will issue you a check for interest earned on these funds. If you pay for the shares by authorizing a direct withdrawal from your First Federal of Northern Michigan deposit account(s), your funds will continue earning interest at the contractual rate, and the interest will remain in your account(s).

Q. ARE THERE LIMITS ON HOW MANY SHARES I CAN ORDER?
---------------------------------------------------
A. Yes. The minimum order is 25 shares ($250). No individual, or individual exercising subscription rights through a qualifying account held jointly, may purchase more than 15,000 shares ($150,000) of common stock. Further, no person together with associates or persons acting in concert, may purchase an aggregate of more than 25,000 shares ($250,000). More detail on purchase limits, including the definition of "associate" and "acting in concert", can be found beginning on page __ of the Prospectus.

Q. MAY I USE MY FIRST FEDERAL OF NORTHERN MICHIGAN LOAN OR LINE OF CREDIT TO PAY
--------------------------------------------------------------------------------
FOR SHARES?
-----------
A. No. First Federal of Northern Michigan, by regulation, may not extend a loan or advance funds under a line of credit for the purchase of stock in the offering.

Q. MAY I USE MY FIRST FEDERAL OF NORTHERN MICHIGAN IRA, OR AN IRA HELD
----------------------------------------------------------------------
ELSEWHERE, TO PURCHASE THE SHARES?
----------------------------------
A. You MIGHT be able to use IRA funds, however, using them for this type of purchase requires special arrangements and additional processing time. If you are interested in using IRA funds held at First Federal of Northern Michigan or elsewhere, please call the Stock Information Center for assistance as soon as possible - preferably at least two weeks prior to the ______, 2005 offering deadline. Your ability to use retirement funds may depend on timing constraints and, possibly, limitations imposed by the IRA trustee.

Q. WILL THE STOCK BE INSURED?
-----------------------------
A. No. Like any other shares of common stock, First Federal of Northern Michigan, Bancorp Inc.'s shares of common stock are not insured.

Q. WILL DIVIDENDS BE PAID ON THE STOCK?
---------------------------------------
A. First Federal of Northern Michigan Bancorp, Inc. currently intends to continue to pay quarterly cash dividends. After adjustment for the exchange ratio, we expect the quarterly dividends to equal $0.07, $0.06, $0.05, and $0.04 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. Based on a price of $10.00 per share in the stock offering, this represents an annual dividend yield of 2.8%, 2.4%, 2.0% and 1.6%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. No assurances can be given that dividends will be paid, or if paid, will continue.

Q. WILL A COMMISSION BE CHARGED FOR THE PURCHASE OF SHARES?
-----------------------------------------------------------
A. All shares will be sold at a purchase price of $10.00 per share. No commission or fee will be charged for the purchase of common stock in the stock offering. After the shares begin to trade, if you purchase or sell shares through a brokerage or other firm offering investment services, the firm may charge fees or commissions.

Q. HOW WILL FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP INC.'S SHARES BE TRADED?
-------------------------------------------------------------------------------
A. Upon completion of the Conversion and stock offering, the new shares of common stock of First Federal of Northern Michigan Bancorp, Inc. will replace existing shares of Alpena Bancshares, Inc., and we expect the new shares will be traded on the Nasdaq National Market under the symbol "_____." As soon as possible after completion of the offering, investors will be mailed stock certificates. ALTHOUGH THE SHARES OF COMMON STOCK WILL HAVE BEGUN TRADING, BROKERAGE FIRMS MAY REQUIRE THAT YOU HAVE RECEIVED YOUR CERTIFICATE(S) PRIOR TO SELLING YOUR SHARES.

WHERE TO GET MORE INFORMATION
-----------------------------

Q. WHERE CAN I CALL TO GET MORE INFORMATION?
--------------------------------------------
A. A Stock Information Center has been established at First Federal of Northern Michigan Bancorp, Inc. executive offices. For assistance, you may call the Stock Information Center at (___)___ - ____ from 9:30 a.m. to 4:00 p.m., Alpena, Michigan time, Monday through Friday. The Center will be closed on weekends and on bank holidays.




THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.